INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (the “Agreement”), dated as of April 1, 2016 (the “Execution Date”), is entered into by and between Balance Labs, Inc., a Delaware corporation (the “Company”), with its principal executive office at 1111 Lincoln Road, 4th Floor, Miami, Florida 33139, and NEWEL TRADING GROUP, LLC, a Delaware limited partnership (the “Investor”), with its principal executive office at 152 West 57th Street, 4th Floor, New York, NY 10019.

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Twenty Five Million Dollars ($25,000,000) to purchase the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar successor statute (the “1933 Act”), and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I.

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Affiliate” shall have the meaning set forth in Section 5.7.

“Agreement” shall have the meaning set forth in the preamble.

“By-laws” shall have the meaning set forth in Section 4.3.

“Certificate of Incorporation” shall have the meaning set forth in Section 4.3.

“Closing” shall have the meaning set forth in Section 2.4.

“Closing Date” shall have the meaning set forth in Section 2.4.

“Common Stock” shall have the meaning set forth in the recitals.

“Control” or “Controls” shall have the meaning set forth in Section 5.7.

“Drawdown” shall have the meaning set forth in Section 2.2.

“Drawdown Amount” shall have the meaning set forth in Section 2.2.

“Drawdown Notice” shall mean a written notice sent to the Investor by the Company stating the Drawdown Amount in U.S. dollars that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“Drawdown Notice Date” shall mean the Trading Day, as set forth below, on which the Investor receives a Drawdown Notice, however a Drawdown Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 pm Eastern Time, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 pm Eastern Time on a Trading Day. No Drawdown Notice may be deemed delivered on a day that is not a Trading Day.

“Effective Date” shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Execution Date” shall have the meaning set forth in the preamble.

“Financing Agreements” shall mean this Agreement and the Registration Rights Agreement between the Company and the Investor as of the date herewith.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.

“Indemnitees” shall have the meaning set forth in Section 10.

“Indemnitor” shall have the meaning set forth in Section 10.

“Ineffective Period” shall mean any period of time that the Registration Statement or any supplemental registration statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

“Initial Commitment Shares” shall mean 1,000,000 shares of Common Stock and warrants to purchase 2,000,000 shares of Common Stock, in substantial the same form as set forth in Exhibit E.

“Investor” shall have the meaning set forth in the preamble.

“Market Price” shall mean the average closing price for the preceding ten Trading Days to the Drawdown Notice Date.

“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Maximum Common Stock Issuance” shall have the meaning set forth in Section 2.6.

“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (a) the date which is twenty-four (24) months from the Effective Date; or (b) termination of the Agreement in accordance with Section 8.

“PCAOB” shall have the meaning set forth in Section 4.6.

“Pricing Period” shall mean ten (10) consecutive Trading Days after the Drawdown Notice Date.

“Principal Market” shall mean the New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Markets or the OTC Bulletin Board, whichever is the principal market on which the Common Stock is listed.

“Prospectus” shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

“Purchase Amount” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

“Purchase Price” shall mean one of the following: (1) ninety percent (90%) of the per share sales price of the Securities sold by the Investor during the Pricing Period multiplied by the number of total Securities sold during the Pricing Period or (2) eighty-five percent (85%) of the value of the Securities on the date the Securities are issued, in the event the Securities are not sold by the Investor. In no event shall the Investor pay the Company more than the total sales price of the Securities.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Securities issuable hereunder.

“Related Party” shall have the meaning set forth in Section 5.7.

“Resolution” shall have the meaning set forth in Section 7.5.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.6.

“Securities” shall mean the Shares issued pursuant to the terms of the Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Subsidiaries” shall have the meaning set forth in Section 4.1.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1 PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Amount of Twenty Five Million Dollars ($25,000,000).

2.2 INITIAL COMMITMENT SHARES. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Execution Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Execution Date, a certificate representing the 1,000,000 shares of Common Stock in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Execution Date). Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 11.7 hereof. In addition, a warrant representing the 2,000,000 underlying shares of Common Stock shall be issued in the name of the Investor or its designee. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Execution Date, regardless of whether any Put Notices are issued by the Company or settled hereunder. Upon issuance, the Initial Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificates representing the Initial Commitment Shares shall bear customary restrictive legend. The Initial Commitment Shares shall not constitute Registrable Securities (as defined in the Registration Rights Agreement).

2.3 DELIVERY OF DRAWDOWN NOTICES. Subject to the terms and conditions of the Financing Agreements, and from time to time during the Open Period, but no more than once every ten trading (10) days, the Company may, in its sole discretion, deliver a Drawdown Notice to the Investor which states the dollar amount (designated in U.S. Dollars), which the Company intends to sell to the Investor on a Closing Date (the “Drawdown”). The Drawdown Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference. The maximum amount that the Company shall be entitled to Drawdown to the Investor (the “Drawdown Amount”) shall be no more than the sales that took place during the Pricing Period unless mutually agreed by both parties, so long as such amount does not render the Investor a holder of more than 4.99% of the outstanding Shares of the Company. Under no circumstances may the Investor obligate the Company to Drawdown on the Drawdown Amount.

2.4 CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Drawdown Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

i.	a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities at all times until the Closing with respect to the subject Drawdown Notice;

ii.	at all times during the period beginning on the related Drawdown Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

iii.	the Company has complied in all respects with its obligations and is otherwise not in breach of or in default under this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Drawdown Notice Date;

iv.	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

v.	the issuance of the Securities will not violate any stockholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during the ten days prior to the Investor’s receipt of a Drawdown Notice,, then the Investor shall have no obligation to purchase the Drawdown Amount of Common Stock set forth in the applicable Drawdown Notice.

2.5 MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2.6, 7 and 8 of this Agreement, the closing of the purchase of the Securities by the Investor (a “Closing”) shall occur on the date (each a “Closing Date”), provided that, the Company has delivered to the Investor pursuant to this Agreement, certificates representing the Securities to be issued to the Investor on such date and registered in the name of the Investor (the “Certificate”), together with any supporting documentation reasonably necessary to allow the Certificate to be cleared for trading prior to 12:00 pm Eastern Time on such date. If the Certificate is delivered for trading after 12:00 pm Eastern Time on a Trading Day, the Closing shall occur on the next Trading Day. If the Investor notifies the Company of a deficiency in delivery within four business days of receiving such delivery, a Closing will be delayed by single consecutive Trading Days until such deficiency is cured. If, after the expiration of the four business day period, the Investor is notified of a deficiency in the delivery and/or the need of additional documentation to allow the Certificate to be cleared for trading, upon notification from the Investor of the deficiency and/or necessary additional documentation, the Company agrees to use its commercially reasonable efforts to ensure that such deficiency is cured and all additional documentation is delivered to the Investor. Upon receipt of the Securities, the Investor will pay the Company the Purchase Price. In lieu of delivering physical certificates representing the Securities and provided that the Company’s transfer agent then is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor’s prime broker (as specified by the Investor within a time reasonably in advance of the Investor’s Drawdown Notice) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

2.6 OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of Shares that may be issued without stockholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the Shares that may be issuable without stockholder approval (the “Maximum Common Stock Issuance”). If such issuance of Shares could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company’s stockholders in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company. The parties understand and agree that the Company’s failure to seek or obtain such stockholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.5.

2.7 LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of Shares beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of Shares outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor represents and warrants to the Company, and covenants, that:

3.1 SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (b) protecting its own interest; and (c) bearing the economic risk of such investment for an indefinite period of time.

3.2 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3 SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

3.4 ACCREDITED INVESTOR. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.5 NO CONFLICTS. The execution, delivery and performance of the Financing Agreements by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of Partnership Agreement or other organizational documents of the Investor.

3.6 OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

3.7 INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

3.8 NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

3.9 ORGANIZATION; GOOD STANDING. The Investor is a Delaware limited liability company, duly organized, validly existing and in good standing in the States of Delaware and New York.

3.10 TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

3.11 REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

3.12 No Short Sales. No short sales shall be permitted by the Investor or its affiliates during the period commencing on the Execution Date and continuing through the termination of this Agreement.

3.13 ACKNOWLEDGEMENT OF RISK. The Investor agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business and may require substantial funds; (b) an investment in the Company is highly speculative and only persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, the Investor can sustain the loss of its entire investment. The Investor has considered carefully and understands the risks associated with an investment in the Securities.

3.14 RELIANCE ON REPRESENTATIONS. The Investor agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Investor herein. The Investor further represents and warrants that this Agreement does not contain any untrue statement or a material fact or omit any material fact concerning the Investor and that the Investor Questionnaire accompanying this Agreement in the form attached hereto as Exhibit C does not contain any untrue statement or a material fact or omit any material fact concerning the Investor.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules attached hereto, or as disclosed in the Company’s SEC Documents, the Company represents and warrants to the Investor on the date of this Agreement that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, an adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Financing Agreements; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates; (b) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Financing Agreements on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (c) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain.

4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i.	The Company has the requisite corporate power and authority to enter into and perform the Financing Agreements, and to issue the Securities in accordance with the terms hereof and thereof.

ii.	The execution and delivery of the Financing Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its stockholders.

iii.	The Financing Agreements have been duly and validly executed and delivered by the Company.

iv.	The Financing Agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of the Common Stock and 500,000 shares of Preferred Stock of which, as of April 1, 2016, 20,620,000 shares are issued and outstanding, and 0 shares of preferred stock are issued and outstanding. To the knowledge of the executive officers of the Company, all of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

Except as disclosed in the Company’s SEC Documents or as otherwise set forth on Schedule 4.3:

i.	no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

ii.	there are no outstanding debt securities;

iii.	there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

iv.	there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

v.	there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

vi.	there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

vii.	the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

viii.	there is no dispute as to the classification of any shares of the Company’s capital stock.

The Investor has had access through EDGAR to, true and correct copies of the Company’s Second Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4.4 ISSUANCE OF SECURITIES. The Company has reserved 5,000,000 Shares for issuance pursuant to the Financing Agreements, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities, will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register a sufficient number of Securities for issuance pursuant to this Agreement, the Company will use its commercially reasonable efforts to authorize and reserve for issuance the number of Securities required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.5 NO CONFLICTS. The execution, delivery and performance of the Financing Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Financing Agreements in accordance with the terms hereof or thereof. Except for state blue sky filings and filings required as a result of the transactions contemplated herein pursuant to the federal securities laws or regulation, all consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

4.6 SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and amendments thereto, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or the time they were amended, if amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, by a firm that is a member of the Public Companies Accounting Oversight Board (“PCAOB”) consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4.3 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

4.7 ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

4.8 ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. Except as set forth in the SEC Documents, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such.

4.9 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Financing Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Financing Agreements and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Financing Agreements and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Financing Agreements has been based solely on the independent evaluation by the Company and its representatives.

4.10 NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.11 EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

4.12 INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. Except as set forth in the SEC Documents The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.13 ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are, to the knowledge of the executive officers and directors of the Company and its Subsidiaries, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have, to the knowledge of the executive officers and directors of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance, to the knowledge of the executive officers and directors of the Company, with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

4.14 TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.15 INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the executive officers of the Company reasonably believe to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.16 REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which would not have a Material Adverse Effect.

4.17 INTERNAL ACCOUNTING CONTROLS. Except as otherwise set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles by a firm with membership to the PCAOB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s executive officers have determined that the Company’s internal accounting controls were effective as of the date of this Agreement as further described in the SEC Documents.

4.18 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

4.19 TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.20 CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and/or except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents.

4.21 DILUTIVE EFFECT. The Company understands and acknowledges that the number of Shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the stockholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Financing Agreements, its obligation to issue Shares upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4.22 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) in connection with the offer or sale of the Common Stock to the Investor as set forth in this Agreement.

4.23 NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement.

SECTION V

COVENANTS OF THE COMPANY

5.1 REASONABLE EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

5.2 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities (excluding amounts paid by the Company for fees as set forth in the Financing Agreements) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the board of directors, in its good faith deem to be in the best interest of the Company.

5.4 FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved the amount of Shares, included in the Company’s registration statement for issuance pursuant to the Financing Agreements. In the event that the Company determines that it does not have a sufficient number of authorized Shares to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized Shares by seeking stockholder approval for the authorization of such additional Shares.

5.6 LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which Shares are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Financing Agreements. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than two (2) Trading Days resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7 FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Financing Agreements in the form required by the 1934 Act, if such filing is required.

5.8 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.9 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A DRAWDOWN. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Drawdown Notice during the continuation of any of the foregoing events in this Section 5.10.

5.10 TRANSFER AGENT. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, following delivery of a Drawdown Notice, the Company shall deliver instructions to its transfer agent to issue Shares to the Investor that are covered for resale by the Registration Statement free of restrictive legends.

5.11 DTC Program. If the Company is eligible for DTC’s “FAST” program, it will, for a period of at least two (2) years from the Execution Date, use its best efforts to employ as the transfer agent for the Securities a participant in the DTC’s Automated Securities Transfer Program that is eligible to deliver shares via the DWAC System.

5.12 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

CONDITIONS OF THE COMPANY’S OBLIGATION TO SELL

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1 The Investor shall have executed the Financing Agreements and delivered the same to the Company.

6.2 The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor on the Closing Date via a Drawdown Settlement Sheet (hereto attached as Exhibit D). After receipt of confirmation of delivery and clearance for trading of such Securities to the Investor, the Investor, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company will disburse the funds constituting the Purchase Amount. The Investor shall have no obligation to disburse the Purchase Amount until the Company delivers the Securities pursuant to a Drawdown Notice.

6.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION VII

FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

7.1 The Company shall have executed the Financing Agreements and delivered the same to the Investor.

7.2 The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than two (2) Trading Days resulting from business announcements by the Company, provided that such suspensions occur prior to the Company’s delivery of the Drawdown Notice related to such Closing).

7.3 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Financing Agreements to be performed, satisfied or complied with by the Company on or before such Closing Date, or shall have cured any such non-performance or non-compliance on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3.

7.4 The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

7.5 The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2(ii) (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

7.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.7 The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration Statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

7.8 At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

7.9 If applicable, the stockholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2.5 or the Company shall have obtained appropriate approval pursuant to the requirements of Delaware law and the Company’s Certificate of Incorporation and By-laws.

7.10 The conditions to such Closing set forth in Section 2.3 shall have been satisfied on or before such Closing Date.

7.11 The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Drawdown Notice is given to the Investor. The Company’s delivery of a Drawdown Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of Shares reserved for issuance and that the representations contained herein are and remain true.

SECTION VIII

TERMINATION

This Agreement shall terminate upon any of the following events:

8.1 when the Investor has purchased an aggregate of Twenty Five Million Dollars ($25,000,000) in the Common Stock of the Company pursuant to this Agreement; or

8.2 on the date which is thirty-six (36) months after the Effective Date; or

8.3 at such time that the Registration Statement is no longer in effect, not including such periods as the effectiveness may be temporarily suspended in order to amend or update the Registration Statement or as otherwise permitted under the terms of the Registration Rights Agreement.

Any and all Shares or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party affect any rights of any holder thereof,

SECTION IX

SUSPENSION AND CANCELLATION

9.1 SUSPENSION. This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

i.	The trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period; or

ii.	The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder). Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

9.2 CANCELLATION. Either the Company or the Investor may elect to cancel the Financing Agreements upon sixty (60) days written notice to the party.

SECTION X

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in the Financing Documents, each of the parties (in such capacity, an “Indemnitor”) shall defend, protect, indemnify and hold harmless the other and all of the other party’s stockholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Financing Agreements or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Financing Agreements or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

SECTION XI

MISCELLANEOUS

11.1 Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Financing Agreements by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.2 LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Financing Agreements (including but not limited to Section V of the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. All legal expenses, other than underwriting discounts and commissions and other than as set forth in this Agreement, incurred in connection with registrations including comments, filings or qualifications pursuant to Sections 2 and 3 of the Registration Rights Agreement. The Company shall be responsible for any other fees associated with registration, including any of its legal fees, its accounting fees, its Edgar filing fees and all stamp and other taxes and duties levied in connection with the issuance of any Securities.

11.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

11.4 HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

11.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The execution and delivery of the Financing Agreements shall not alter the force and effect of any other agreements between the parties, and the obligations under those agreements.

11.7 NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Balance Labs, Inc. 1111 Lincoln Road, 4th Floor Miami Beach, FL 33139 Phone: (305) 907-7600 Attention: Michael D. Farkas, CEO

With a copy to:	Szaferman Lakind Blumstein & Blader, PC 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 Attn: Gregg E. Jaclin, Esq. Facsimile: 609-557-0969 Email: gjaclin@szaferman.com

If to the Investor:	NEWEL TRADING GROUP, LLC 250 West 55th Street 14th Floor New York, NY 10019 Phone: (212) 582-2222 Attention: Chief Investment Officer

Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

11.8 NO ASSIGNMENT. This Agreement may not be assigned.

11.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

11.10 SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 3 and 4, the agreements and covenants set forth in Sections 5 and 6, and the indemnification provisions set forth in Section 10, shall survive until the termination of the Agreement.

11.11 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Financing Agreements may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

11.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

11.14 REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

11.15 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

11.16 PRICING OF COMMON STOCK. For purposes of this Agreement, the bid price of the Common Stock shall be as reported on Quotestream.

SECTION XII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor, or to the Investor’s advisors or representatives.

Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 12 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION XIII

ACKNOWLEDGEMENTS OF THE PARTIES

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not short or engage in hedging transactions with regard to, the Company’s Common Stock at any time during this Agreement; (ii) the Company shall, by 8:30 a.m. EST on the fourth Trading Day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Financing Agreements; (iii) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

[Signature page follows]

Your signature on this signature page evidences your agreement to be bound by the terms and conditions of this Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands this Agreement, and the representations made by the undersigned in this Agreement are true and accurate, and agrees to be bound by its terms.

Balance Labs, Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	CEO

NEWEL TRADING GROUP, LLC

By:	/s/ Newel Trading Group, LLC
Name:
Title:

[SIGNATURE PAGE OF INVESTMENT AGREEMENT]

LIST OF EXHIBITS

EXHIBIT A	Registration Rights Agreement

EXHIBIT B	Form of Drawdown Notice

EXHIBIT C	Investor Questionnaire

EXHIBIT D	Drawdown Settlement Sheet

EXHIBIT E	Warrant to Purchase Common Stock

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

See attached.

EXHIBIT B

FORM OF DRAWDOWN NOTICE

Date:

RE: Drawdown Notice Number __

Dear _____________,

This is to inform you that as of today, Balance Labs, Inc., a Delaware corporation (the “Company”), hereby elects to exercise its right pursuant to the Investment Agreement to require NEWEL TRADING GROUP, LLC to purchase shares of its common stock. The Company hereby certifies that:

The amount of this Drawdown is $__________.

The Pricing Period runs from _______________ until _______________.

The Purchase Price is: $_______________

The number of Drawdown Shares Due:___________________.

The current number of shares of common stock issued and outstanding is: _________________.

The number of shares currently available for issuance on the Registration Statement on Form S-1 is: ________________________.

Regards,

BALANCE LABS, INC.

By:
Name:
Title:

EXHIBIT C

Form of Investor Questionnaire

EXHIBIT D

DRAWDOWN SETTLEMENT SHEET

Date: ________________

Dear _____________,

Pursuant to the Drawdown given by Balance Labs, Inc. (the “Company”) to NEWEL TRADING GROUP, LLC (the “Investor”) on _________________ 201_, we are now submitting the amount of common shares for you to issue to the Investor.

Please have a certificate bearing no restrictive legend totaling __________ shares issued to Investor immediately and send via its Deposit Withdrawal Agent Commission (“DWAC”) system to the following account:

[INSERT]

If not DWAC eligible, please send FedEx Priority Overnight to:

[INSERT ADDRESS]

Once these shares are received by us, we will have the funds wired to the Company.

Regards,

NEWEL TRADING GROUP, LLC

By:
Name:
Title:

EXHIBIT E

WARRANT TO PURCHASE COMMON STOCK

See attached.